Exhibit 99.1

FOR OFFICIAL RELEASE 5049 Edwards Ranch Rd, 4th Floor Fort Worth, TX 76109

SEGG Media Exclusively Partners with Polymarket to Power Sports.com Predict

●	Integrates Polymarket’s leading prediction technology directly into Sports.com Predict.

●	Enables a real-time, rapidly scalable sports prediction platform for SEGG Media ahead of the 2026 FIFA World Cup.

●	Provides a robust technology framework to support a global rollout within established regulatory and operational frameworks.

●	A transaction-based revenue share between SEGG Media and Polymarket creates a scalable, high-margin growth engine.

FORT WORTH, Texas, April 28, 2026—Sports Entertainment Gaming Global Corporation (NASDAQ: SEGG, LTRYW) (the “Company” or “SEGG Media”) today announced that it entered into a strategic technology partnership and integration agreement with Polymarket to exclusively power Sports.com Predict, the Company’s prediction market platform on Sports.com.

The partnership with Polymarket follows SEGG Media’s recent announcement of its plans to launch Sports.com Predict ahead of the 2026 FIFA World Cup and confirms that Polymarket’s infrastructure will underpin the platform’s deployment and long-term scalability.

Through the integration, Sports.com Predict will leverage Polymarket’s established prediction market technology stack, enabling users to participate in real-time sports outcome markets directly within the Sports.com ecosystem. The integration is designed to support the rapid scale-up of Sports.com Predict, converting wide-ranging fan engagement into repeat, transaction-driven activity.

By incorporating Polymarket’s technology, Sports.com Predict gains access to proven, institutional-grade technology capable of supporting high transaction volumes. It also provides SEGG Media with the technological foundation to expand Sports.com Predict across all major sports and international markets.

Marc Bircham, Chairman of SEGG Media, said: “Polymarket has played a defining role in building and scaling prediction markets globally, and its technology is proven to support high-volume, real-time transactions. Polymarket is the ideal partner for Sports.com Predict, giving us the foundation to scale quickly ahead of the 2026 FIFA World Cup and to drive repeat, transaction-driven fan engagement around the world’s biggest sporting event.”

Under the partnership, SEGG Media and Polymarket will participate in a transaction-based revenue share on trades executed via Sports.com Predict, creating a high-margin growth engine within the Company’s broader digital sports, entertainment, and gaming ecosystem.

As previously announced, Sports.com Predict is being rolled out in phases, subject to regulatory considerations and development progress.

About Polymarket

Polymarket is the world’s largest prediction market. On Polymarket, traders predict the outcome of future events and win when they are right. As traders react to breaking news in real-time, market prices are the best gauge of the likelihood of events occurring. Institutions, individuals, and the media rely on these forecasts to report the news and better understand the future. Across politics, current events, pop culture, and more, billions of dollars of predictions have been made to date.

FOR OFFICIAL RELEASE 5049 Edwards Ranch Rd, 4th Floor Fort Worth, TX 76109

About SEGG Media Corporation

SEGG Media (Nasdaq: SEGG, LTRYW) is a global sports, entertainment, and gaming group operating a portfolio of digital assets including Sports.com, Concerts.com, TicketStub.com, Lottery.com, and Veloce Media Group. Focused on immersive fan engagement, ethical gaming, and AI-driven live experiences, SEGG Media is redefining how global audiences interact with the content they love.

For additional information

SEGG Media press@seggmedia.com 737-587-3391	SEGG Investors ir@seggmedia.com 737-787-3891

Important Notice Regarding Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of present or historical fact included in this press release, regarding the Company’s strategy, future operations, prospects, plans and objectives of management, are forward-looking statements. When used in this Form 8-K, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “initiatives,” “continue,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. The forward-looking statements speak only as of the date of this press release or as of the date they are made. The Company cautions you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of the Company. In addition, the Company cautions you that the forward-looking statements contained in this press release are subject to risks and uncertainties, including but not limited to, any future findings from ongoing review of the Company’s internal accounting controls, additional examination of the preliminary conclusions of such review, the Company’s ability to secure additional capital resources, the Company’s ability to continue as a going concern, the Company’s ability to respond in a timely and satisfactory matter to the inquiries by Nasdaq, the Company’s ability to regain compliance with the Bid Price Requirement, the Company’s ability to regain compliance with Nasdaq Listing Rules, the Company’s ability to become current with its SEC reports, and those additional risks and uncertainties discussed under the heading “Risk Factors” in the Form 10-K/A filed by the Company with the SEC on April 22, 2025, and the other documents filed, or to be filed, by the Company with the SEC. Additional information concerning these and other factors that may impact the operations and projections discussed herein can be found in the reports that the Company has filed and will file from time to time with the SEC. These SEC filings are available publicly on the SEC’s website at www.sec.gov. Should one or more of the risks or uncertainties described in this press release materialize or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in any forward-looking statements. Except as otherwise required by applicable law, the Company disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release.